SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2003

UNITEDHEALTH GROUP INCORPORATED
 (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-10864 (Commission File Number)	41-1321939 (I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota (Address of principal executive offices)		55343 (Zip Code)

Registrant’s telephone number, including area code:		(952) 936-1300

N/A
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Number	Description

99	Text of Press Release, dated November 19, 2003, issued by UnitedHealth Group Incorporated (the “Company”)
99.1	Cautionary Statements (incorporated by reference to Exhibit 99 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003)

Item 9. Regulation FD Disclosure

On Thursday, November 20, 2003, beginning at 1:30 p.m. EST, the Company will host institutional analysts and investors for a half-day meeting in New York City. In conjunction with the meeting, the Company will affirm its previous guidance of 2003 earnings of $2.91 per share. Management will also increase its 2004 earnings per share growth expectations to a range of 23 to 24 percent over its 2003 results, or a range of $3.58 to $3.61 per share, on a revenue base exceeding $33 billion, including the recently closed Golden Rule Financial Corporation acquisition. For discussion purposes, management will present pro forma information on the recently announced Mid Atlantic Medical Services, Inc. (MAMSI) acquisition as if it closed on January 1, 2004. Under that scenario, aggregate full year revenues would exceed $36 billion with Company earnings per share further increasing at the rate of about one cent per share per quarter in 2004. Although the Company is targeting completion of the MAMSI acquisition during the first quarter of 2004, the exact date of closure cannot be accurately projected at this time.

An audio webcast of the meeting may be accessed live on the Internet on the Company’s investor information page at www.unitedhealthgroup.com.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Company and its representatives may from time to time make written and oral forward-looking statements, including statements in presentations (including the presentation referenced above), press releases, filings with the Securities and Exchange Commission, reports to shareholders and in meetings with analysts and investors. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Any or all forward-looking statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Some factors that could cause actual results to differ materially from the forward-looking statements include:

•	increases in medical costs that are higher than anticipated in establishing our premium rates, including increased use of and cost of medical services;

•	increases in costs associated with increased litigation, legislative activity and government regulation and review of our industry, including costs associated with compliance with proposed legislation related to the Patients’ Bill of Rights, e-commerce activities and consumer privacy issues;

2

•	heightened competition as a result of new entrants into our market, mergers and acquisitions of health care companies and suppliers and expansion of physician or practice management companies;

•	events that may negatively affect our contract with AARP, including any failure on our part to service AARP customers in an effective manner and any adverse events that directly effect AARP or its business partners;

•	medical cost increases associated with our remaining Medicare+Choice operations;

•	significant reduction in customer retention; and

•	significant deterioration in economic conditions, including the effects of acts of terrorism, particularly bioterrorism.

This list of important factors is not intended to be exhaustive. A further list and description of these risks, uncertainties and other matters can be found in UnitedHealth Group’s reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Except to the extent otherwise required by federal securities laws, in making these statements, we are not undertaking to address or update each statement in future filings or communications regarding our business or results, and are not undertaking to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2003

UNITEDHEALTH GROUP INCORPORATED

By: /s/ David J. Lubben David J. Lubben General Counsel & Secretary

INDEX TO EXHIBITS

Number	Description

99	Text of Press Release, dated November 19, 2003, issued by the Company
99.1	Cautionary Statements (incorporated by reference to Exhibit 99 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003)